UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K Amendment No.

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 4, 2012

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 B Vreeland Road Florham Park NJ 07932
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 4, 2012, Boomerang Systems, Inc. (the “Company”) announced that it intends to offer up to $5 million of its securities in a private placement, subject to market conditions.

In discussing the private placement, the Company intends to disclose to investors who sign a non-disclosure agreement, details of certain aspects of the Company’s projects, including details of the 4 contracts the Company has signed since June 2012, which, if completed on the contemplated terms would represent 1,550 automated parking spaces, comprised of two contracts in Southern California (previously disclosed in the Company’s registration statement on Form S-1 filed with the SEC (on September 14, 2012), a contract for a project in Miami signed in October (previously announced in a November 6, 2012 press release) and a contract for a New York Metro area project signed in November (not previously disclosed).

The information in this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.
(Registrant)

	By:	/s/Mark Patterson
Date: December 4, 2012		Mark Patterson
Chief Executive Officer
(Principal Executive Officer)